Exhibit 11.1

Independent Accountants’ Consent

The Member
Hall Structured Finance II, LLC:

We agree to the inclusion of our report dated April 30, 2019, in Form 1-K.

/s/KPMG LLP

Dallas, Texas

April 30, 2019